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                                  EXHIBIT 10(h)

                              EMPLOYMENT AGREEMENT

     THIS AGREEMENT, made and entered into as of April 19, 2000, by and between Perrigo Company (the "Company") and David T. Gibbons (the "Executive");

                                WITNESSETH THAT:

     WHEREAS, the Company and Executive desire to enter into this Agreement pertaining to the employment of the Executive by the Company;

     NOW, THEREFORE, in consideration of the mutual covenants and agreements set forth below and other good and valuable consideration, the receipt of which is hereby acknowledged, the Executive and the Company hereby agree as follows:

     1. Performance of Services. The Executive's employment with the Company shall be subject to the following:

(a) Subject to the terms of this Agreement, the Company hereby agrees to employ the Executive as its President and Chief Executive Officer during the Agreement Term (as defined below) and the Executive hereby agrees to remain in the employ of the Company during the Agreement Term. The Executive shall be appointed as a member of the Board of Directors of the Company (the "Board") at the first regularly-scheduled Board meeting coincident with or next following the Executive's commencement of employment with the Company, and during the Agreement Term, while the Executive is employed by the Company, the Board shall use its best efforts to cause the Executive to continue as a member of such Board.

(b) During the Agreement Term, while the Executive is employed by the Company, the Executive shall devote his full time (reasonable sick leave and vacations excepted) and best efforts, energies and talents to serving as its President and Chief Executive Officer.

(c) The Executive agrees that he shall perform his duties faithfully and efficiently subject to the direction of the Board. The Executive's duties shall include providing services for both the Company and its Affiliates (as defined below), as determined by the Board (as used herein, Company shall mean and include the Company and all of its Affiliates); provided, that the Executive shall not, without his consent, be assigned tasks that would be inconsistent with those of President and Chief Executive Officer. The Executive will have such authority, power, responsibilities and duties as are inherent to his position (and the undertakings applicable to his position) and necessary to carry out his responsibilities and the duties required of him hereunder.

(d) Notwithstanding the foregoing provisions of this paragraph 1, during the Agreement Term the Executive may devote reasonable time to activities other than those required under this Agreement, including activities involving professional, charitable, educational,


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     religious and similar types of organizations, speaking engagements, membership on the boards of directors of other profit or not-for-profit organizations, and similar activities, to the extent that such other activities do not, in the judgment of the Board, inhibit or prohibit the performance of the Executive's duties under this Agreement or conflict in any material way with the Company's business.

(e) Subject to the terms of this Agreement, the Executive shall not be required to perform services under this Agreement during any period that he is Disabled (as defined in paragraph 3(b)).

(f) The "Agreement Term" shall be the period beginning on May 1, 2000 and ending on June 30, 2005. Thereafter, the Agreement shall automatically be extended for additional 12-month periods, unless either party to this Agreement provides notice of non-renewal to the other party at least 90 days before the last day of the Agreement Term. The term "Agreement Term" shall also include any renewal period under the foregoing provisions of this paragraph 1(f).

(g) Notwithstanding the foregoing provisions of this Agreement, this Agreement and commencement of the Executive's employment hereunder shall be contingent on the background investigative report ordered by the Company being received and approved by the Chairman of the Compensation Committee of the Board (the "Compensation Committee"). The General Counsel of the Company shall notify the Executive in writing when the Chairman has approved such report.

(h) For purposes of this Agreement, the term "Affiliate" shall mean any corporation, partnership, joint venture or other entity in which at least a fifty percent interest in such entity is owned, directly or indirectly, by the Company (or a successor to the Company).

     2. Compensation and Benefits. Subject to the terms of this Agreement, during the Agreement Term while the Executive is employed by the Company, the Company shall compensate him for his services as follows:

(a) Base Salary. The Executive shall receive for the 14-month period beginning on May 1, 2000 base salary at an annual rate of $440,000, payable in substantially equal monthly or more frequent installments (the "Salary"). For the fiscal year beginning July 1, 2001 and thereafter, the Executive's Salary shall be reviewed by the Board no less frequently than annually to determine whether an increase in the amount of Salary is appropriate.

(b) Annual Bonus. The Executive shall be eligible to participate in the Management Incentive Bonus Plan (the "MIB") administered by the Compensation Committee, or any successor annual bonus plan or arrangement generally made available to the executive officers of the Company. The MIB shall provide the Executive with a target bonus opportunity of not less than 100% of annual Salary for each fiscal year of the Company (July 1 to June 30); provided, that the Executive shall be guaranteed a minimum bonus under the MIB for the fiscal years ending June 30, 2000 and June 30, 2001 of $36,667



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     and $220,000, respectively. Any bonus payable under this paragraph 2(b)
     shall be paid in accordance with the terms of the MIB.

     (c) Transition Bonus. The Executive shall receive a transition bonus payable in accordance with the following:

     (i) Restricted Stock Award. On a date to be determined by the Compensation Committee but in no event later than June 30, 2000, the Executive shall be awarded shares of common stock of the Company subject to the restrictions described below ("Restricted Stock"), the number of shares of which shall be determined by dividing $240,000 by the fair market value of a share of common stock on such date. "Fair market value" shall mean the average of the highest and lowest price at which the common stock is traded on such award date, as reported on the NASDAQ National Market. Such Restricted Stock award shall be subject to the terms and conditions of the restricted stock agreement set forth in Exhibit A. Except as otherwise specifically provided in this Agreement or the restricted stock agreement, such shares of Restricted Stock shall be forfeited if the Executive's Date of Termination occurs prior to the end of the Restricted Period. The "Restricted Period" shall end with respect to all of the shares awarded under this paragraph 2(c)(i) on June 30, 2003.

     (ii) Cash Award. The Executive shall be entitled to a lump sum cash payment of $160,000, which shall be paid as soon as practicable following the Executive's commencement of employment.

(d) Contingent Restricted Stock Award. On a date to be determined by the Compensation Committee but in no event later than June 30, 2000, the Executive shall also be awarded 50,000 shares of Restricted Stock (referred to as "Contingent Restricted Stock"). Such Contingent Restricted Stock award shall be subject to the terms and conditions of the restricted stock award agreement set forth in Exhibit B. Except as otherwise specifically provided in this Agreement or the restricted stock agreement, the shares of Contingent Restricted Stock shall be permanently forfeited if the Executive's Date of Termination occurs prior to June 30, 2001 (the "Contingent Vesting Date"). If the Executive is employed by the Company on the Contingent Vesting Date, the Company shall review the number of shares of Common Stock that the Executive has purchased in open market transactions and shall contingently vest the Executive in one share of the Contingent Restricted Stock for each two shares of Company common stock so purchased by the Executive and held by him on the Contingent Vesting Date. Any shares of Contingent Restricted Stock that are not contingently vested on the Contingent Vesting Date in accordance with foregoing provisions of this paragraph 2(c)(ii) shall be permanently forfeited on such date. Except as otherwise specifically provided in this Agreement or the restricted stock agreement, (A) the Contingent Restricted Stock still held after June 30, 2001, if any, shall become fully vested and nonforfeitable on June 30, 2003, and (B) the Contingent Restricted Stock shall be permanently forfeited if the Executive's Date of Termination occurs prior to such date.



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(e)  Stock Options. The Executive shall be granted an option to purchase 750,000 shares of common stock of the Company ("Common Stock") under the Perrigo Company Employee Incentive Stock Option Plan (the "Option Plan") as of a date to be determined by the Compensation Committee but in no event later than June 30, 2000 (the "Grant Date"). The shares subject to such option shall have an exercise price equal to the fair market value (as defined in the Option Plan) of a share of Common Stock on the Grant Date and shall become exercisable with respect to 187,500 of the shares granted on each of the second, third, fourth and fifth anniversaries of the Grant Date. Such option shall be subject to the terms and conditions of the option agreement set forth in Exhibit C. The Option Plan as in effect on the date of this Agreement is attached hereto as Exhibit D.

     The Executive shall also be eligible for annual stock option grants under the Option Plan in amounts determined by the Compensation Committee; provided, however, for the fiscal years ended June 30, 2001 and June 30, 2002, each such annual option grant shall not be less than 125,000 shares. Such annual option grants shall vest with respect to 25% of the shares awarded on each of the second through fifth anniversaries of the grant date; provided, however, if the Executive remains employed until the end of the Agreement Term, all unvested outstanding options shall become fully vested. Such options shall be nonqualified stock options and, except as specifically provided in this Agreement, such annual option awards shall be subject to the terms and conditions of the Option Plan and the applicable provisions of the option agreement attached to this Agreement as Exhibit C.

(f) Temporary Housing and Moving Expenses. Through August 31, 2000 or, if earlier, the date the Executive relocates his primary residence to Michigan, the Executive shall be entitled to reimbursement for temporary housing expenses, air travel and other out-of-pocket travel expenses in connection with commuting from his residence in the Santa Barbara, California area to his temporary residence in western Michigan, including reimbursement of expenses relating to family travel for purposes of locating permanent housing in Michigan. Expenses related to the Executive's relocation of his primary residence to Michigan shall be fully reimbursed, subject to the terms of the Company's relocation policy for executives. The Company's relocation policy is attached to this Agreement as Exhibit E. All reimbursements under this paragraph 2(f) shall be subject to the Executive's presenting supporting documentation of such expenses as may be reasonably required by the Company.

(g) Other Benefits. The Executive shall be eligible to participate in any and all plans maintained by the Company from time to time to provide benefits for its senior executives, and for its salaried employees generally, including, without limitation, any pension, profit sharing or other retirement plan, any life, accident, medical, hospital or similar group insurance program and any other fringe benefit plan, subject to the normal terms and conditions of such plans.

(h) Perquisites. The Executive shall be entitled to the perquisites historically provided by the Company to its Chief Executive Officer, excluding country club dues and car allowance.



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(i)  Deferred Compensation. The Company agrees that it will cooperate with the
     Executive in the establishment of a deferred compensation plan with terms that are mutually agreeable to both parties to defer until a future date payment of such portion of the Executive's annual compensation as he may elect to defer.

     3. Termination. The Executive's employment with the Company during the Agreement Term may be terminated under the following circumstances.

(a)  Death. The Executive's employment hereunder shall terminate upon his death.

(b) Disability. If the Executive becomes Disabled, the Company may terminate his employment with the Company. For purposes of this Agreement, the Executive shall be deemed to be "Disabled" if (i) he is eligible for disability benefits under the Company's long term disability plan, or (ii) he has a physical or mental disability which renders him incapable, after reasonable accommodation, of performing substantially all of his duties hereunder for a period of 180 days (which need not be consecutive) in any 12-month period. In the event of a dispute as to whether the Executive is Disabled, the Company may, at its expense, refer him to a licensed practicing physician of the Company's choice and the Executive agrees to submit to such tests and examination as such physician shall deem appropriate. The determination of such physician shall be final and binding on the Company and Executive.

(c) Cause. The Company may terminate the Executive's employment hereunder immediately and at any time for Cause by written notice to the Executive detailing the basis for the Cause termination. For purposes of this Agreement, "Cause" means in the reasonable judgment of the Board (i) gross negligence or willful and continued failure by the Executive to substantially perform his duties as an employee of the Company (other than any such failure resulting from incapacity due to physical or mental illness), (ii) willful misconduct by the Executive which is demonstrably and materially injurious to the Company, monetarily or otherwise, (iii) the engaging by the Executive in egregious misconduct involving serious moral turpitude to the extent that his creditability and reputation no longer conforms to the standard of senior executives of the Company, or (iv) the commission by the Executive of a material act of dishonesty or breach of trust resulting or intending to result in personal benefit or enrichment to the Executive at the expense of the Company. For purposes of this provision, no act or failure to act shall be deemed "willful" unless done or omitted to be done not in good faith and without reasonable belief that such action or omission was in the best interest of the Company.

(d) Good Reason. The Executive may terminate his employment hereunder for Good Reason, provided that he gives the Company notice of such Good Reason within a reasonable period (but, except as provided below, in no event more than 30 days) after he has knowledge of the events giving rise to the Good Reason and the Company fails to correct such events within a reasonable period (but in no event more than 30 days) after receiving such notice from the Executive. "Good Reason" means, without the Executive's consent, (i) assigning duties to the Executive that are inconsistent in any substantial respect with the position, authority, or responsibilities associated with the



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     office of President and Chief Executive Officer, (ii) the failure by the
     Company to pay the Executive any portion of his current compensation within ten (10) business days of the date such compensation is due, (iii) the failure by the Company to continue any incentive compensation plan in which the Executive participates which is material to his compensation, unless an equitable substitute plan or alternative plan is made available to the Executive; and (iv) the failure by the Company to obtain a satisfactory agreement from any successor to the business of the Company to assume and agree to perform this Agreement. In the case of clause (iv) next above, notice of termination for Good Reason shall be given, if at all, within 30 days following the occurrence of the event giving rise to the right to terminate for Good Reason.

(e) Termination by Executive. The Executive may terminate his employment hereunder at any time for any reason by giving the Company prior written notice not less than 30 days prior to such termination. Any termination pursuant to this paragraph 3(e) shall preclude a later claim that such termination was for Good Reason.

(f) Mutual Agreement. This Agreement may be terminated at any time by mutual written agreement of the parties.

(g) Termination by the Company without Cause. The Company may terminate the Executive's employment hereunder at any time for any reason by giving the Executive written notice of such termination; provided, however, termination by the Company shall be deemed to have occurred under this paragraph 3(g) only if such termination by the Company is not pursuant to paragraph 3(b), 3(c) or 3(f).

(h) Date of Termination. "Date of Termination" means the last day that the Executive is employed by the Company under the terms of this Agreement, provided that his employment is terminated in accordance with one of the foregoing provisions of this paragraph 3.

     4. Rights Upon Termination. The Executive's right to payments and benefits under this Agreement for periods after his Date of Termination shall be determined in accordance with the following provisions of this paragraph 4:

(a) If the Executive's Date of Termination occurs during the Agreement Term for any reason, the Company shall pay to the Executive:

     (i) The Executive's Salary for the period ending on the Date of Termination.

     (ii) Payment for unused vacation days, as determined in accordance with Company policy as in effect from time to time.

     (iii) Any other payments or benefits to be provided to the Executive by the Company pursuant to any employee benefit plans or arrangements adopted by the Company, to the extent such payments and benefits are earned and vested as of the Date of



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           Termination, or are required by law to be offered for periods following the Executive's Date of Termination.

     The amounts payable under clauses (i) and (ii) above shall be paid in a lump sum as soon as practicable following such Date of Termination. Any amounts payable under clause (iii) above shall be paid in accordance with the terms of the applicable plan or arrangement.

(b) Notwithstanding the terms of the MIB plan, if the Executive's Date of Termination occurs under paragraph 3(a) (relating to death) or paragraph 3(b) (relating to being Disabled), then in addition to the amounts payable in accordance with paragraph 4(a), the Executive will be entitled to:

     (i) a pro rata bonus payment for the year in which such Date of Termination occurs, which shall be an amount equal to the product of:

           (A) the bonus the Executive would have received for the fiscal year which includes his Date of Termination if he had remained employed by the Company until the end of such year,

                Multiplied by

           (B) a fraction, the numerator of which is the number of days in the fiscal year preceding the Executive's Date of Termination and the denominator of which is 365.

           Such pro rata bonus shall be payable in a lump sum payment on the next installment date on which bonus payments are made to participants in the MIB plan following the end of the fiscal year to which such bonus relates.

     (ii) Vesting in outstanding stock options and restricted stock in accordance with the applicable agreement.

(c) If the Executive's Date of Termination occurs under paragraph 3(d) (relating to termination by the Executive for Good Reason) or paragraph 3(g) (relating to non-Cause termination by the Company), then in addition to the amounts payable under paragraph 4(a), the Executive shall be entitled to:

     (i) An amount equal to 12 months of Salary, at the rate in effect as of his Date of Termination.

     (ii) A pro rata bonus payment for the year in which the Date of Termination occurs, determined using the method described in paragraph 4(b).

     (iii) Vesting in outstanding stock options and restricted stock in accordance with the applicable agreement.



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     The amount payable under clause (i) above shall be paid in a lump sum cash payment as soon as practicable following the Executive's Date of Termination, but in no event later than 30 days thereafter.

(d) In the event of a Change in Control of the Company (within the meaning of the Option Plan), all outstanding options held by the Executive shall become immediately vested and exercisable pursuant to the terms of the Option Plan and the restrictions on restricted stock awards shall lapse pursuant to the applicable restricted stock agreement.

(e) Exercise of the Executive's options for periods following the Executive's Date of Termination shall be determined in accordance with the applicable option agreement.

(f) Notwithstanding any provision of this Agreement to the contrary, in the event that the Executive's Date of Termination occurs for the reasons set forth in paragraph 3(c) (relating to termination for Cause), or the Board reasonably determines that the Executive has violated the terms of the Noncompetition and Nondisclosure Agreement described in paragraph 6, all outstanding options (vested and unvested), Restricted Stock and Contingent Restricted Stock held by the Executive shall be immediately forfeited and all payments and benefits under this Agreement, except those described in paragraph 4(a), shall cease and be permanently forfeited.

     5. Mitigation and Set Off. The Executive shall not be required to mitigate the amount of any payment provided for in this Agreement by seeking other employment or otherwise. The Company shall not be entitled to set off against the amounts payable to the Executive, any amounts earned by the Executive in other employment after termination of his employment with the Company, or any amounts which might have been earned by the Executive had he sought such other employment.

     6. Confidentiality and Noncompetition. The Executive acknowledges and agrees that simultaneous with the execution of this Agreement, he will be required to execute the Company's standard Noncompetition and Nondisclosure Agreement in the form attached to this Agreement as Exhibit F. The Executive further acknowledges that as a condition of receiving any option grants or restricted stock awards, including those described in paragraphs 2(c) and (d), he will be required to execute a new standard Noncompetition and Nondisclosure Agreement substantially in the form attached to this Agreement as Exhibit F, which shall supercede and replace any prior Noncompetition and Nondisclosure Agreement as of the date it is executed.

     7. Nonalienation. The interests of the Executive under this Agreement are not subject in any manner to anticipation, alienation, sale, transfer, assignment, pledge, encumbrance, attachment, or garnishment by the Executor's creditors or beneficiaries.

     8. Successors. This Agreement shall be binding upon, and inure to the benefit of, the Company and its successors and assigns and upon any person acquiring, whether by merger, consolidation, purchase of assets or otherwise, all or substantially all of the Company's assets and business.



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     9. Notices. Notices and all other communications provided for in this
Agreement shall be in writing and shall be delivered personally or sent by registered or certified mail, return receipt requested, postage prepaid, or sent by facsimile or prepaid overnight courier to the parties at the addresses set forth below (or such other addresses as shall be specified by the parties by like notice):

to the Company:

     Perrigo Company
     515 Eastern Avenue
     Allegan, Michigan  49010

     Attn.:  General Counsel

To the Executive:

     David T. Gibbons
     3249 Short Road
     Santa Ynez, California  93460

     10. Severability. The invalidity or unenforceability of any provision of this Agreement will not affect the validity or enforceability of any other provision of this Agreement, and this Agreement will be construed as if such invalid or unenforceable provision were omitted (but only to the extent that such provision cannot be appropriately reformed or modified).

     11. Waiver of Breach. No waiver of any party hereto of a breach of any provision of this Agreement by any other party will operate or be construed as a waiver of any subsequent breach by such other party. The failure of any party hereto to take any action by reason of such breach will not deprive such party of the right to take action at any time while such breach continues.

     12. Amendment. This Agreement may be amended or canceled only by mutual agreement of the parties in writing without the consent of any other person. So long as the Executive lives, no person, other than the parties hereto, shall have any rights under or interest in this Agreement or the subject matter hereof.

     13. Survival of Agreement. Except as otherwise expressly provided in this Agreement, the rights and obligations of the parties to this Agreement shall survive the termination of the Executive's employment with the Company.

     14. Entire Agreement. This Agreement constitutes the entire agreement between the parties concerning the subject matter hereof and supersedes all prior and contemporaneous agreements, if any, between the parties relating to the subject matter hereof.




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     15. Governing Law. This Agreement shall be governed by and construed and enforced in accordance with the internal laws of the State of Michigan without regard to principals of conflict of laws.

     16. Acknowledgement by Executive. The Executive represents to the Company that he is knowledgeable and sophisticated as to business matters, including the subject matter of this Agreement, that he has read this Agreement and that he understands its terms. The Executive acknowledges that, prior to assenting to the terms of this Agreement, he has been given a reasonable time to review it, to consult with counsel of his choice, and to negotiate at arm's-length with the Company as to the contents. The Executive and the Company agree that the language used in this Agreement is the language chosen by the parties to express their mutual intent, and that no rule of strict construction is to be applied against any party hereto.

     IN WITNESS WHEREOF, the Executive has hereunto set his hand, and the Company has caused these presents to be executed in its name and on its behalf, as of the date above first written.

EXECUTIVE                                     PERRIGO COMPANY




____________________________                  By________________________________

                                              Its_______________________________








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                           RESTRICTED STOCK AGREEMENT

     THIS AGREEMENT entered into as of this _________ day of __________, 2000 (the "Award Date") by and between Perrigo Company, a Delaware corporation (the "Company"), and David T. Gibbons (the "Executive")

                                WITNESSETH THAT:

     WHEREAS, the Executive and Company have entered into an employment agreement dated April 19, 2000 (the "Employment Agreement"); and

     WHEREAS, pursuant to such Employment Agreement, the Company, by action of the Compensation Committee of the Board of Directors, has agreed to award the Executive shares of common stock of the Company, $.10 par value ("Common Stock"), subject to the restrictions described in the Employment Agreement and the following provisions of this Agreement;

     NOW, THEREFORE, the parties hereto agree as follows:

1. Grant. Subject to the terms of this Agreement, the Executive is hereby awarded _____________ shares of Common Stock ("Restricted Stock"), which number of shares represents $240,000 divided by the fair market value (within the meaning of the Employment Agreement) of a share of Common Stock on the Award Date, rounded to the next highest whole share. Except as otherwise specifically provided in this Agreement, the defined terms in this Agreement shall have the meaning ascribed to such terms under the Employment Agreement.

2. Vesting. Except as provided in paragraph 3 below, the Restricted Stock awarded hereunder shall be permanently forfeited if the Executive's Date of Termination occurs prior to the end of the Restricted Period. The "Restricted Period" shall end with respect all of the shares of Restricted Stock awarded hereunder on June 30, 2003.

3. Accelerated Vesting. Notwithstanding paragraph 2 above, if the Executive's Date of Termination occurs because of death, Disability, involuntary termination by the Company without Cause or voluntary termination by the Executive for Good Reason, or in the event of a Change in Control of the Company, the Restricted Period shall end with respect to all of the shares of Restricted Stock awarded hereunder.

4. Terms and Conditions of Restricted Stock. The Restricted Stock granted under this Agreement shall be subject to the following additional terms and conditions:

     (i) Shares of Restricted Stock may not be sold, assigned, pledged or otherwise encumbered prior to the end of the Restricted Period applicable to the shares.

     (ii) Except as otherwise provided in this Agreement, the Executive shall have all of the rights of a stockholder, including, but not limited to, the right to vote such shares and the right to receive dividends paid on such shares.



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     (iii) Each certificate issued with respect to the Restricted Stock granted under paragraph 1 shall be registered in the name of the Executive and shall bear the following legend:

           "The transferability of this certificate and the shares of stock represented hereby are subject to the terms and conditions, including forfeiture, of an agreement entered into between the registered owner and Perrigo Company. A copy of such agreement is on file in the office of the Secretary of Perrigo Company, 515 Eastern Avenue, Allegan, Michigan 49010."

     (iv) The Company may require a written statement that the Executive is acquiring the shares of Restricted Stock for investment and not for the purpose or with the intention of distributing the shares, except for a sale to a purchaser who makes the same representation in writing, and that the holder of the shares of Restricted Stock, either before or after the end of the Restricted Period, will not dispose of them in violation of the registration requirements of the Securities Act of 1933 or any other applicable law.

5. Adjustment to Shares. In the event of any stock dividend, stock split, recapitalization or other change affecting the Common Stock as a class without receipt of consideration, then any new, substituted or additional securities or other property (including money paid other than as a regular cash dividend), which is by reason of any such transaction distributed to the Executive with respect to the shares of Restricted Stock, shall be immediately subject to a similar Restricted Period. Appropriate adjustments to reflect the distribution of such securities or property shall also be made to the number of shares of Restricted Stock.

6. Withholding. This award is subject to the withholding of all applicable taxes. The Company may withhold, or permit the Executive to remit to the Company, any Federal, state or local taxes applicable to the grant, vesting or other event giving rise to tax liability with respect to this award. The Executive may elect to surrender previously acquired Common Stock or to have the Company withhold Common Stock relating to this award in an amount sufficient to satisfy all or a portion of such tax liability.

7. Compliance with Applicable Law. Notwithstanding any other provision of this Agreement, the Company shall have no obligation to issue any shares of Restricted Stock or Common Stock under this Agreement if such issuance would violate any applicable law or any applicable regulation or requirement of any securities exchange or similar entity.

8. Successors and Assigns. This Agreement shall be binding upon any or all successors and assigns of the Company.



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9.   Applicable Law. This Agreement shall be governed by and construed and enforced in accordance with the internal laws of the State of Michigan without regard to principals of conflict of laws.

     IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be executed effective as of the day and year first above written.

                                             PERRIGO COMPANY



                                             By________________________________

                                             Its_______________________________

ATTEST:



--------------------------------

                                             EXECUTIVE



                                             ----------------------------------

                      CONTINGENT RESTRICTED STOCK AGREEMENT

      THIS AGREEMENT entered into as of this _________ day of _______________, 2000 (the "Award Date") by and between Perrigo Company, a Delaware corporation (the "Company"), and David T. Gibbons (the "Executive")

                                WITNESSETH THAT:

      WHEREAS, the Executive and Company have entered into an employment agreement dated April 19, 2000 (the "Employment Agreement"); and

      WHEREAS, pursuant to such Employment Agreement, the Company, by action of the Compensation Committee of the Board of Directors, has agreed to award the Executive shares of common stock of the Company, $.10 par value ("Common Stock"), subject to the restrictions described in the Employment Agreement and the following provisions of this Agreement;

      NOW, THEREFORE, the parties hereto agree as follows:

1. Grant. Subject to the terms of this Agreement, the Executive is hereby awarded 50,000 shares of Common Stock ("Contingent Restricted Stock") as of the Award Date. Except as otherwise specifically provided in this Agreement, the defined terms in this Agreement shall have the meaning ascribed to such terms under the Employment Agreement.

2. Vesting. Except as provided in paragraph 3 below, the Contingent Restricted Stock awarded hereunder shall be permanently forfeited if the Executive's Date of Termination occurs prior to June 30, 2001 (the "Contingent Vesting Date"). If the Executive remains employed until the Contingent Vesting Date, then on such date the Executive shall contingently vest in one share of Contingent Restricted Stock for each two shares of Common Stock that the Executive has acquired in open market transactions and that are held by him on the Contingent Vesting Date. Any shares of Contingent Restricted Stock that do not contingently vest on the Contingent Vesting Date shall be permanently forfeited. Except as otherwise specifically provided in this Agreement, the Contingent Restricted Stock still held after June 30, 2001, if any, shall become fully vested and nonforfeitable on June 30, 2003 and, except as otherwise provided in paragraph 3 below, shall be permanently forfeited if the Executive's Date of Termination occurs prior to such date.

3. Accelerated Vesting. Notwithstanding paragraph 2 above, if the Executive's Date of Termination occurs prior to the Contingent Vesting Date because of death, Disability, involuntary termination of employment by the Company without Cause or voluntary termination by the Executive for Good Reason, or in the event of a Change in Control of the Company prior to the Contingent Vesting Date, then on such Date of Termination or Change in Control, as applicable, the Executive shall vest and have a nonforfeitable interest in one share of Contingent Restricted Stock for each two shares of Common Stock that the Executive has acquired in open market transactions and that are held by him on such Date of Termination or date of a Change in Control and, if such Date of

      Termination or Change in Control occurs after the Contingent Vesting Date, the Executive shall have a fully vested and nonforfeitable interest in all of the Contingent Restricted Stock that has not been permanently forfeited prior to such Date of Termination or Change in Control.

4. Terms and Conditions of Contingent Restricted Stock. The Contingent Restricted Stock granted under this Agreement shall be subject to the following additional terms and conditions:

      (i) The shares of Contingent Restricted Stock may not be sold, assigned, pledged or otherwise encumbered prior to the date on which the Executive vests in and acquires a nonforfeitable interest in such shares.

      (ii) Except as otherwise provided in this Agreement, the Executive shall have all of the rights of a stockholder, including, but not limited to, the right to vote such shares and the right to receive regular cash dividends paid on such shares.

      (iii) Each certificate issued with respect to the Contingent Restricted Stock granted under paragraph 1 shall be registered in the name of the Executive and shall bear the following legend:

            "The transferability of this certificate and the shares of stock represented hereby are subject to the terms and conditions, including forfeiture, of an agreement entered into between the registered owner and Perrigo Company. A copy of such agreement is on file in the office of the Secretary of Perrigo Company, 515 Eastern Avenue, Allegan, Michigan 49010."

      (iv) The Company may require a written statement that the Executive is acquiring the shares of Contingent Restricted Stock for investment and not for the purpose or with the intention of distributing the shares, except for a sale to a purchaser who makes the same representation in writing, and that the holder of the shares of Contingent Restricted Stock, either before or after the end of the vesting period, will not dispose of them in violation of the registration requirements of the Securities Act of 1933 or any other applicable law.

5. Adjustment to Shares. In the event of any stock dividend, stock split, recapitalization or other change affecting the Common Stock as a class without receipt of consideration, then any new, substituted or additional securities or other property (including money paid other than as a regular cash dividend), which is by reason of any such transaction distributed to the Executive with respect to the shares of Contingent Restricted Stock, shall be immediately subject to a similar restrictions. Appropriate adjustments to reflect the distribution of such securities or property shall also be made to the number of shares of Contingent Restricted Stock and the number of shares of Common Stock that must be acquired by the Executive to vest in such Contingent Restricted Stock.


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

6. Withholding. This award is subject to the withholding of all applicable taxes. The Company may withhold, or permit the Executive to remit to the Company, any Federal, state or local taxes applicable to the grant, vesting or other event giving rise to tax liability with respect to this award. The Executive may elect to surrender previously acquired Common Stock or to have the Company withhold Common Stock relating to this award in an amount sufficient to satisfy all or a portion of such tax liability.

7. Compliance with Applicable Law. Notwithstanding any other provision of this Agreement, the Company shall have no obligation to issue any shares of Contingent Restricted Stock or Common Stock under this Agreement if such issuance would violate any applicable law or any applicable regulation or requirement of any securities exchange or similar entity.

8. Successors and Assigns. This Agreement shall be binding upon any or all successors and assigns of the Company.

9. Applicable Law. This Agreement shall be governed by and construed and enforced in accordance with the internal laws of the State of Michigan without regard to principals of conflict of laws.

      IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be executed effective as of the day and year first above written.

                                           PERRIGO COMPANY



                                           By
                                             -------------------------------

                                           Its
                                             -------------------------------

ATTEST:



--------------------------------

                                           EXECUTIVE



                                           -------------------------------

                   NONCOMPETITION AND NONDISCLOSURE AGREEMENT


      THIS NONCOMPETITION AND NONDISCLOSURE AGREEMENT ("Agreement") entered into on ________________, 2000 by and between PERRIGO COMPANY, a Michigan corporation, for and in behalf of itself and each of its subsidiary and affiliated companies (collectively referred to as "Perrigo" or the "company"), and David T. Gibbons (referred to as "Employee").

      WITNESSETH:

      WHEREAS Perrigo's special competence in its various fields of endeavor is the secret of its growth, and provides the source of both career opportunities and security for employees throughout the company. Such growth depends to a significant degree on Perrigo's confidential, proprietary information. This is information that is not generally known to others and includes more and better information than our competitors have about research, development, production, marketing and management in the manufacture, preparation, handling, treatment, storage, sale, distribution, shipment and use of products for the Store and Value Brand Product (as herein defined) ("Company Business"). To obtain such information and use it successfully, Perrigo spends considerable sums of money in product development, the development of marketing methods, training its employees, and service to its customers; and

      WHEREAS Employee is a key employee of Perrigo. In connection with providing such employment services, Employee has obtained or will obtain access to sensitive information regarding the Company's Business and its customers. The parties agree that improper disclosure or use of that information will cause serious and irreparable harm to the company; and

      WHEREAS Perrigo has established the Perrigo Company Employee Incentive Stock Option Plan (the "Incentive Stock Option Plan") as an incentive to certain key employees of Perrigo to remain in the employ of the company and to encourage stock ownership in the company; and

      WHEREAS on the date hereof Perrigo has issued to Employee under the Incentive Stock Option Plan an option to purchase a specified number of shares of the Common Stock of Perrigo on the condition that Employee enter into this Agreement.

      NOW, THEREFORE, in consideration for the issuance of stock pursuant to the Incentive Stock Option Plan and for other good and valuable consideration, the receipt of which is acknowledged, the parties agree as follows:

      1. Restriction on Competing Activities During Term of Employment. During the term of Employee's employment with Perrigo, Employee will not, directly or indirectly, alone or as a partner, officer, director, owner, employee, or consultant of any business or other entity, be engaged in any business or other enterprise that competes, directly or indirectly, with the Company Business without the express written consent of the Board of Directors of Perrigo.

      2. Restriction on Post-Employment Activities. If Employee's employment with Perrigo is terminated, either voluntarily by him or by Perrigo, within a period of five (5) years from the date of this Agreement, then, for a period of two (2) years thereafter, Employee shall not, directly or indirectly, alone or as a partner, director, officer, owner, employee or consultant of any business or other entity, compete in any way with the Company Business. In addition to its plain meaning and understanding, "compete in any way with the Company Business" shall also specifically include engaging in any way in the production, distribution or sale of any products to the Store and Value Brand Products that are similar to or competitive with those now or hereafter produced, distributed or sold by Perrigo. As used in this Agreement, "Store and Value Brand Products" means those products that are supplied by a manufacturer or marketer through channels of distribution (including but not limited to, wholesalers, distributors and retailers) that bear either (i) a label or brand name that is used exclusively by the wholesaler, distributor or retailer, or (ii) a label or brand name that is not regularly advertised by national broadcast, print, direct mail or other media for the purpose of establishing brand name recognition of the manufacturer, marketer and/or distributor with the general public.

      Employee also agrees that during this two-year period, he will not, directly or indirectly, either for himself or any other person, solicit or induce, or attempt to solicit or induce, any individual who is an employee, independent contractor, supplier, or customer of Perrigo to terminate his, her, or its business relationship with the company or in any way interfere with or disrupt the company's relationship with any of its employees, independent contractors, suppliers, or customers.

      3. Nondisclosure. Employee will not during or at any time after the termination of employment with Perrigo use, divulge, or convey to others any secret or confidential information, knowledge or data of Perrigo or that of third parties obtained by Employee during the period of employment with Perrigo. Such secret or confidential information, knowledge or data includes, but is not limited to, secret or confidential matters:

            (a) of a technical nature such as, but not limited to, methods, know-how, formulas, compositions, processes, discoveries, machines, inventions, computer programs and similar items or research projects,

            (b) of a business nature such as, but not limited to, information about costs, purchasing, profits, marketing, sales or lists of customers, and

            (c) pertaining to future developments such as, but not limited to, research and development or future marketing or merchandising.

      4. Return of Company Property. Upon termination of employment with Perrigo, or at any other time at Perrigo's request, Employee agrees:

            (a) To deliver promptly to Perrigo all manuals, letters, notes, papers, books, reports, sketches, computer data or disks, files and programs, price lists, customer files, memoranda, contracts and agreements, business and marketing plans, product formulations, manufacturing processes, procedures and methods (including equipment specifications and drawings), vendor lists, vendor files, customer lists, stored or recorded documents, and all other materials and copies thereof relating in any way to the Company's Business and in any way obtained by Employee during the period of employment with Perrigo which are in Employee's possession or under his control. Employee further agrees that he will not make or retain any copies of any of the foregoing and will so represent to Perrigo upon termination of employment.

            (b) To confirm to Perrigo that all of Perrigo's computer records, files and programs have first been turned over to Perrigo and then deleted or erased from all computer equipment owned, leased or used by Employee.

            (c) To return to Perrigo all personal property provided for Employee's use during his employment with Perrigo including, but not limited to, automobiles, computers and related equipment, telephones, credit cards, security cards and identifications, keys and tools.

      5. Remedies. Employee acknowledges and agrees that monetary damages for his breach of any provision of this Agreement would be an inadequate remedy and that the company would not have an adequate remedy at law for such breach. Accordingly, Employee agrees that, in addition to all other rights and remedies available to the company to enforce its rights pursuant to this Agreement, the company shall, without the necessity of proving irreparable harm or of posting a bond, be entitled to such equitable relief from any court with proper jurisdiction, including, but not limited to, an injunction, a temporary restraining order, or an order for specific performance, as may be necessary to enforce or prevent a violation (whether anticipatory, continuing, or future) of any provision of this Agreement. If Employee breaches




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

any provision of this Agreement, he shall pay all expenses, including court costs and actual attorney fees, incurred by the company in enforcing such provision.

      6. Enforceability. The unenforceability of any provision or portion of any provision of this Agreement shall not affect the enforceability of the remaining provisions or the remainder of any provision of this Agreement. If at any time a court determines that any restrictive covenant contained in this Agreement is unreasonable, the parties agree that the maximum restriction permitted by law shall be substituted for the stated restriction and that such substitution shall govern this Agreement as if originally part of this Agreement.

      7. Binding Effect. This Agreement and the rights and obligations of Perrigo hereunder shall inure to the benefit of and be binding upon Perrigo and its successors and assigns.

      8. Entire Agreement Modifications. This Agreement contains the entire agreement between the parties with respect to its subject matter and supersedes all other agreements, whether oral or written, between the parties regarding such subject matter. This Agreement may be modified or terminated only through a written instrument signed by each of the parties.

      9. Waiver. The waiver by either party of the enforcement or the breach of any provision of this Agreement shall not operate or be construed as a subsequent or continuing waiver of the enforcement or the breach of any provision. The failure by either party to insist upon strict compliance of any provision of this Agreement shall not be deemed a waiver of such provision. No waiver shall be valid unless in writing and signed by the party giving the waiver.

      10. Governing Law. This Agreement shall be enforced, governed, and construed by the laws of the state of Michigan, regardless of the fact that either of the parties may be or becomes a resident of another state.

      The parties have executed this Agreement as of the date first appearing above.

                                           PERRIGO COMPANY




                                       By
                                         ---------------------------------------
                                          Chairman of the Compensation Committee




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





                                           DAVID T. GIBBONS



                                           -------------------------------------







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